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                                 Exhibit 3.5
                        Inland Real Estate Corporation
                       Articles of Amendment of Second
                    Articles of Amendment and Restatement




















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                                                                    Exhibit 3.5

                        INLAND REAL ESTATE CORPORATION
                            ARTICLES OF AMENDMENT
                                      OF
                 SECOND ARTICLES OF AMENDMENT AND RESTATEMENT


     Inland Real Estate Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, DOES HEREBY CERTIFY:

     FIRST: That on December 23, 1997, the Board of Directors of the Company duly adopted the following resolutions setting forth the proposed amendments to the Company's Second Articles of Amendment and Restatement, as amended, restating Section 6(a) and (b) amending Article V to include the definition of "Prospectus", declaring the amendments to be advisable and directing that they be submitted for action thereon by the stockholders of the Company. The resolutions setting forth the proposed amendments are as follows:

        RESOLVED, that Article VI, Section 6(a) and (b) of the Second Articles of Amendment and Restatement, as amended, of this Company is hereby deleted in its entirety and replaced in its entirety by the following:

        (a) The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland Law, to indemnify and pay or reimburse reasonable expenses to any Director, the Advisor or its Affiliates and may so indemnify and reimburse the reasonable expenses of any officer, employee or agent of the Company (each an "Indemnified Party") provided, that: (i) the Indemnified Party determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or wilful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

        (b) The Company shall not indemnify any Director, officer, employee, agent or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:
    (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering their request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.








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        FURTHER RESOLVED, that Article V of the Second Articles of Amendment and Restatement, as amended, of this Company is hereby amended to add the following definition:

        "Prospectus" means any document, notice, or other communication satisfying the standards set forth in Section 10 of the Securities Act of 1933, as amended, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the Securities and Exchange Commission, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

    SECOND: This amendment of the Second Articles of Amendment and Restatement, as amended, as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Company at the annual meeting held on March 19, 1998 by the affirmative vote of a majority of the votes entitled to be cast thereon.

                                        INLAND REAL ESTATE CORPORATION

                                        By:  /s/ Robert D. Parks
                                           -------------------------------------
                                             Robert D. Parks
                                           Its:        President
                                               ---------------------------------

Witness:

By:  /s/ Kelly Tucek
   ----------------------------------
  Title:      Secretary
        -----------------------------


    THE UNDERSIGNED, Robert D. Parks of Inland Real Estate Corporation, who executed on behalf of said Company the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to be the corporate act of said Company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                        /s/ Robert D. Parks
                                                        ------------------------
                                                         Robert D. Parks